Exhibit 99.1

FINAL

IMMEDIATE

Dana Holding Corporation Announces Management Succession Plan,

Strong Preliminary 2014 Financial Results and 2015 Guidance

President and CEO Roger Wood to Retire in April 2016

MAUMEE, Ohio, Jan. 13, 2015 – Dana Holding Corporation (NYSE: DAN) today announced that President and Chief Executive Officer Roger J. Wood has informed the company’s Board of Directors that he plans to retire in April 2016, after five years of leadership at Dana.

The Board has initiated a process that will evaluate both internal and external candidates in order to select the best possible successor, and Spencer Stuart, Inc., the global executive search consulting firm, has been engaged to assist in this process. Mr. Wood will be an integral part of the succession process.

“Having completed a transformation plan in which we realigned our capital structure, implemented a lean and focused operating model across the enterprise, and steadily increased our investment in engineering and innovation, Dana is on a path for consistent shareholder value creation,” Mr. Wood said. “Dana’s employees and experienced leadership team have demonstrated remarkable tenacity and agility in transforming our global enterprise and creating the foundation for sustainable, profitable growth.”

“We are looking forward to another year of significant achievements. I am proud of what we’ve accomplished and confident in our prospects as we move toward the next chapter for our customers, employees, and shareholders.”

Joseph C. Muscari, Dana’s non-executive chairman, said, “Roger has provided strong leadership, guiding the company through a challenging economic environment and resetting our strategic direction to create an efficient, highly innovative, and rigorous competitor. We look forward to his continuing stewardship in the year ahead and to his active participation in the succession process to ensure the smoothest possible transition.”

(more)

Preliminary 2014 Financial Results Announced

•	Sales of $6.6 billion;

•	Record adjusted EBITDA margin of 11.3 percent, 6th consecutive year of improved margin performance;

•	Strong free cash flow of $275 million; and

•	Repurchased $260 million of common stock in 2014.

Preliminary sales for the year were $6.6 billion, including currency headwinds of more than $200 million, compared with a year ago. Adjusted EBITDA for the year of $745 million, or 11.3 percent of sales, is a 30 basis point improvement over 2013. The company also reported strong free cash flow of approximately $275 million and repurchased $260 million of common stock in 2014. $311 million remains under the company’s current Share Repurchase Program.

Company Issues 2015 Guidance

Dana also announced its financial targets for full-year 2015, representing an increase in sales and margin as new business and some end market improvements are expected to offset currency headwinds of approximately $300 million:

•	Sales of $6.7 to 6.8 billion;

•	Adjusted EBITDA of $760 to $780 million;

•	Adjusted EBITDA as a percent of sales of approximately 11.4 percent;

•	Diluted Adjusted EPS of approximately $2.10 to $2.20 (excluding the impact of share repurchases after Dec. 31, 2014);

•	Capital spending of $300 to $320 million; and

•	Free cash flow of $190 to $220 million.

Company Announces 2015-2017 Sales Backlog, 2016 Sales and Margin Targets

Dana’s 2015-2017 sales backlog of $730 million is 30 percent higher than the three-year backlog announced in 2014. New business wins, primarily in the Light Vehicle and Off-Highway Driveline Technologies businesses, are driving the increase.

Due to the impact of currency and softer-than-expected demand in a number of served end markets, sales in 2016 are expected to be about $7.4 billion, with a target adjusted EBITDA margin exit rate of more than 13 percent.

“We are pleased with our results for 2014. Despite the challenging economic environment in some of our markets, our strategic plan has begun to yield the results of growth above the market rate. It was a record year for margin and our sixth consecutive year of margin expansion,” said Mr. Wood. “We are also excited about our prospects for 2015 and beyond – with continued growth above the market rate and an increasing backlog of new business.”

(more)

Dana to Present at 2015 Deutsche Bank Global Auto Industry Conference Today

President and Chief Executive Officer Roger Wood, Executive Vice President and Chief Financial Officer Bill Quigley, and Executive Vice President of Dana and Group President of On-Highway Driveline Technologies Mark Wallace will provide a brief overview of the company and answer questions for approximately 40 minutes, beginning at 3:05 p.m. EST.

Information on accessing the webcast will be posted to Dana’s Investor website, www.dana.com/investors, prior to the event.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure, which we have defined as earnings from continuing and discontinued operations before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense and other nonrecurring items (gain/loss on debt extinguishment, pension settlements or divestitures, impairment, etc.). Adjusted EBITDA is a primary driver of cash flows from operations and a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. Adjusted EBITDA should not be considered a substitute for income (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring and impairment expense, amortization expense and other nonrecurring items (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

(more)

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities, less purchases of property, plant and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

(more)

About Dana Holding Corporation

Dana is a global leader in the supply of highly engineered driveline, sealing, and thermal-management technologies that improve the efficiency and performance of vehicles with both conventional and alternative-energy powertrains. Serving three primary markets – passenger vehicle, commercial truck, and off-highway equipment – Dana provides the world’s original-equipment manufacturers and the aftermarket with local product and service support through a network of nearly 100 engineering, manufacturing, and distribution facilities. Founded in 1904 and based in Maumee, Ohio, the company employs 23,000 people in 26 countries on six continents. Dana reported preliminary sales of $6.6 billion in 2014. For more information, please visit dana.com.

###

Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com